Exhibit 10.1

LEASE AGREEMENT

LANDLORD: BIG STICK ENTERPRISES, A

 UTAH LIMITED LIABILITY

 COMPANY

TENANT:      FOREVER GREEN INTERNATIONAL, LLC, A

UTAH LIMITED LIABILITY COMPANY

i

LEASE SUMMARY

LINDON CORPORATE CENTER

1. Landlord: Big Stick Enterprises LLC, a Utah limited liability company

2. Tenant: Forever Green International, LLC, a Utah limited liability company

3. Building: The commercial building located at 644 North 2000 West, Lindon, Utah

    County, Utah.

4. Leased Premises: The entire Building as shown on the attached Exhibit A, comprising

    27,250 square feet of leased space.

5. Parking: Approximately 168 parking spaces located in the permitted parking areas for the

    Building.

6. Term: Five (5) -year term with one (1), five (5) -year option to renew.

7. Commencement Date: March 1, 2014.

8. Basic Monthly Rent: See Rent Schedule in Exhibit B

9. Escalations: Three percent (3%) increase per year beginning upon the second anniversary of the Commencement Date, subject to Section 3.2.

10. Landlord’s address for notice:

Big Stick Enterprises

Attention: Jacob Bryant

45 East 200 North

Alpine, Utah 84004

      or at such other place as Landlord may hereafter designate in writing.

11. Tenant’s address for notice:

Forever Green International

Attn: Ron Williams

________________________

________________________

12. Broker(s): Tenant’s Broker: Sovereign Properties, LC (Trevor Sharp)

Landlord’s Broker: Sovereign Properties LC (Trevor Sharp)

TABLE OF CONTENTS

DESCRIPTION

PAGE

LEASE SUMMARY

  ii

I. LEASED PREMISES

  1

1.1 Description of Leased Premises

  1

1.2 Changes to Building

  1

II. TERM

  2

2.1 Length of Term

  2

2.2 Option to Extend

  2

III. BASIC RENTAL PAYMENTS

  2

3.1 Basic Monthly Rent

  2

3.2 Basic Monthly Rent Adjustment upon Commencement of Renewal Term

  2

3.3 Additional Monetary Obligations

  3

IV. ADDITIONAL RENT

  3

4.1 Definitions

  3

4.2 Payment of Additional Rent

  5

4.3 Report of Common Area Expenses and Statement of Estimated Costs

  5

4.4 Resolution of Disagreement

  6

4.5 Limitations

  6

V. SECURITY DEPOSIT

  7

5.1 Deposit

  7

5.2 Application of Security Deposit

  7

VI. USE

  7

6.1 Use of Leased Premises

  7

6.2 Prohibition of Certain Activities or Uses

  7

6.3 Affirmative Obligations with Respect to Use

  8

6.4 Suitability

  8

6.5 Taxes

  8

VII. UTILITIES AND SERVICE

  9

7.1 Obligation of Tenant

  9

7.2 Additional Tenants Obligations

  9

7.3 Additional Limitations

  9

7.4 Limitation on Landlord’s Liability

10

VIII. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

10

8.1 Maintenance and Repairs by Landlord

10

DESCRIPTION

PAGE

8.2 Maintenance and Repairs by Tenant

10

8.3 Alterations

11

8.4 Landlord’s Access to Leased Premises

11

IX. ASSIGNMENT

12

9.1 Definitions

12

9.2 Transfers, Subleases and Pledges Prohibited

12

9.3 Consent of Landlord Required

13

9.4 Landlord’s Right in Event of Assignment or Sublease

14

X. INDEMNITY AND HAZARDOUS MATERIALS

14

10.1 Tenant’s Indemnity

14

10.2 Notice

15

10.3 Environmental Indemnification

15

10.4 Definition of Hazardous Materials

15

10.5 Use of Hazardous Materials

16

10.6 Release of Hazardous Materials

16

10.7 Release of Landlord

16

XI. INSURANCE

17

11.1 Insurance on Tenant’s Personal Property and Fixtures

17

11.2 Property Coverage

17

11.3 Liability Insurance

17

11.4 Waiver of Subrogation

17

11.5 Lender

18

XII. DESTRUCTION

18

XIII. CONDEMNATION

18

13.1 Total Condemnation

18

13.2 Partial Condemnation

18

13.3 Landlord’s Option to Terminate

19

13.4 Award

19

13.5 Definition of Condemnation Proceeding

19

XIV. LANDLORD’S RIGHTS TO CURE

19

14.1 General Right

19

14.2 Mechanic's Liens                                                                                                  20

XV. FINANCING; SUBORDINATION

20

15.1 Subordination                                                                                                       20

15.2 Amendment

20

15.3 Attornment

20

15.4 Financial Information

21

DESCRIPTION

PAGE

XVI. EVENTS OF DEFAULT; REMEDIES OF LANDLORD

21

16.1 Default by Tenant

21

16.2 Remedies

21

16.3 Past Due Sums

21

XVII. PROVISIONS APPLICABLE AT TERMINATION OF LEASE

22

17.1 Surrender of Leased Premises

22

17.2 Holding Over

22

XVIII. ATTORNEYS’ FEES

22

XIX. ESTOPPEL CERTIFICATE

23

19.1 Estoppel Certificate

23

19.2 Effect of Failure to Provide Estoppel Certificate

23

XX. COMMON AREAS

23

20.1 Definition of Common Areas

23

20.2 License to Use Common Areas

23

20.3 Parking

23

XXI. SIGNS, AWNINGS, AND CANOPIES

24

XXII. MISCELLANEOUS PROVISIONS

24

22.1 No Partnership

24

22.2 Force Majeure

24

22.3 No Waiver

25

22.4 Notice

25

22.5 Captions; Attachments; Defined Terms

25

22.6 Recording

25

22.7 Partial Invalidity

25

22.8 Broker’s Commissions

25

22.9 Tenant Defined; Use of Pronouns

25

22.10 Provisions Binding, Etc.

26

22.11 Entire Agreement, Etc.

26

22.12 Governing Law

26

22.13 Recourse by Tenant

27

22.14 Rules and Regulations

27

22.15 Tenant’s Representations and Warranties

27

22.16 No Construction Against Preparer

27

22.17 Number and Gender

27

22.18 Counterparts

28

22.19 Waiver of Trial by Jury

28

22.20 Merger

28

v

DESCRIPTION

PAGE

SIGNATURES

31

EXHIBITS:

EXHIBIT A

Arial Picture of Leased Premise

EXHIBIT B

Rent Schedule

EXHIBIT C

Rules and Regulations

LEASE AGREEMENT

LINDON CORPORATE CENTER

THIS LEASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Lease”) is made and entered into as of this 1ST day of March 2014, by and between Big Stick Enterprises LLC, a Utah limited liability company (the “Landlord”), and ForeverGreen International, LLC, a Utah limited liability company (the “Tenant”).

For and in consideration of the rental to be paid and of the covenants and agreements set forth below to be kept and performed by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

I. LEASED PREMISES

1.1

Description of Leased Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

(a)

That certain office space containing approximately 27,250 gross rentable square feet (the “Leased Premises”) of the building (the “Building”) located at 644 North 2000 West, Lindon, Utah, and the accompanying real property (the “Property”). The Leased Premises is shown on the attached Exhibit

A.

(b)

An exclusive license to use the Common Areas (as defined in Section 20.1 below).

(c)

An exclusive license to use such rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from the Leased Premises.

(d)

An exclusive license to use those areas designated and suitable for vehicular parking, including the exclusive right to the use of all the parking stalls.

1.2

Changes to Building. Landlord hereby reserves the right at any time and from time to time to make reasonable changes, alterations or additions to the Building or to the Property. Tenant shall not, in such event, claim or be allowed any damages for injury, interference, eviction (constructive or actual) or inconvenience occasioned thereby and shall not be entitled to terminate this Lease or receive an abatement of any amounts payable under this Lease.

II. TERM

2.1

Length of Term. The term of this Lease shall be for a period of five (5) years (the “Initial Term”), beginning upon the date of this Lease (the “Commencement Date”). Tenant acknowledges (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

2.2

Option to Extend. Provided that Tenant is not in default of this Lease at the time of exercise or upon the expiration of the Initial Term, Tenant is hereby granted the right to renew this Lease one time for a period of five (5) years commencing immediately upon the expiration of the Initial Term (“Renewal Term”) (the Initial Term, together with any Renewal Term, is referred to herein as the “Term”). To exercise the Renewal Term, Tenant shall be required to give to Landlord written notice at least two hundred seventy (270) days prior to the expiration of the Initial Term. The Renewal Term shall be on the same terms and conditions, except that the Basic Monthly Rent shall be subject to adjustment as set forth in Section 3.2, below, upon the commencement of the Renewal term. In the event that Tenant does not timely exercise its right to the Renewal Term, the Renewal Term shall be null and void, and this Lease shall terminate at the end of the Initial Term.

III. BASIC RENTAL PAYMENTS

3.1

Basic Monthly Rent. Tenant agrees to pay to Landlord as Basic Monthly Rent (the “Basic Monthly Rent”), and all other amounts due to Landlord, as specified by this Lease, shall be paid via bank wire or ACH bank transfer from Tenant to Landlord, without prior demand therefore and without any deduction or set off whatsoever, the sum of $31,666.67 per month for months two through twelve, inclusive, of the Term. Rent for any partial month shall be prorated based on a 30-day month. Each payment of Basic Monthly Rent shall be paid in advance on or before the first day of each calendar month during the term of the Lease, provided that if the Commencement Date is other than the first day of the month, Tenant shall pay to Landlord, upon the execution of this Lease (and in addition to all other amounts payable upon such execution to Landlord hereunder), Basic Monthly Rent for the remainder of the month in which the Commencement Date occurs and Basic Monthly Rent for the first full month of the Term. Commencing on the second anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, Basic Monthly Rent shall escalate using a 3% annually compounded rate, subject to the rent adjustment, if any, upon the commencement of the Renewal Term (if Tenant exercises the Renewal Term option). Simultaneous with the execution of this Lease, Tenant shall pay to Landlord the first month’s rent in the amount of $17,365.59, in addition to the security deposit. In the event that the Renewal Term is exercised by Tenant, Tenant shall pay to Landlord, not later than one month prior to the expiration of the Initial Term, an amount equal to the Basic Monthly Rent due for the last month of the Renewal Term, as such amount is determined after the rent adjustment, if any, effective upon the commencement of the Renewal Term pursuant to Section 3.2. The rent schedule is shown on the attached Exhibit B.

3.2

 Basic Monthly Rent Adjustment upon Commencement of Renewal Term.  In the event that Tenant exercises the Renewal Term, Basic Monthly Rent for the first year of the Renewal Term shall be increased to the fair market rental value of the Leased Premises as of the date that is six (6) months prior to the commencement of the Renewal Term, as such fair market rental value is determined by Landlord in good faith. If market conditions at the time of such determination indicate that the fair market rental value of the Leased Premises does not exceed the Basic Monthly Rent that would otherwise apply upon the commencement of the Renewal Term, as adjusted pursuant to Section 3.1, but without adjustment pursuant to this Section, then no adjustment under this Section 3.2 shall be made.  For the avoidance of doubt, in no event shall any reduction be made in the amount of Basic Monthly Rent that would otherwise apply in the absence of this Section 3.2.

3.3

Additional Monetary Obligations. Tenant shall also pay as rent (in addition to the Basic Monthly Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available in the case of a default in the payment of one or more installments of Basic Monthly Rent.

IV. ADDITIONAL RENT

4.1

Definitions. It is the intent of both parties that the Basic Monthly Rent herein specified shall be absolutely net to Landlord throughout the term of this Lease, and that all costs, expenses and obligations relating to the Building, the Common Areas, the Property and/or the Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided. For purposes of this Lease, the terms set forth below shall mean the following:

(a)

“Additional Rent” shall mean the sum of Tenant’s Proportionate Share of Common Area Expenses (not paid directly by the Tenant), plus Tenant’s Direct Costs, plus all other amounts due and payable by Tenant under this Lease.

(b)

 “Common Area Expenses” shall mean all actual costs and expenses incurred in connection with the operation, management and maintenance of the Common Areas, the Building, Property, and related improvements located thereon (the “Improvements”). All Common Area Expenses shall be paid by Tenant directly to the appropriate vendor/provider with the exception of real property taxes and building insurance which will be paid by the Landlord. Tenant shall reimburse Landlord monthly for such costs according to the Rent Schedule in Exhibit B. Common Area Expenses includes, but is not limited to, all expenses incurred as a result of compliance with any and all of its obligations under this Lease. In explanation of the foregoing, and not in limitation thereof, Common Area Expenses shall include:

(i)

all real and personal property taxes, impact fees, local improvement rates, and other ad valorem assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant, including, without limitation, any privilege or excise tax;

(ii)

the cost of all insurance maintained by Landlord on or with respect to the Building, the Improvements, the Common Areas or the Property, including, without limitation, casualty insurance, liability insurance, rental interruption, workers compensation, any insurance required to be maintained by Landlord’s lender, and any deductible applicable to any claims made by Landlord under such insurance;

(iii)

snow removal, trash removal, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, the Improvements, the Common Areas or the Property, its equipment and the adjacent walk and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, structural and roof repairs and reserves, signing and advertising), but excluding persons performing services not uniformly available to or performed for substantially all Building tenants;

(iv)

costs of all gas, water, sewer, electricity and other utilities used in the maintenance, operation or use of the Building, the Improvements, the Property and the Common Areas, cost of equipment or devices used to conserve or monitor energy consumption, supplies, licenses, permits and inspection fees;

(v)

auditing, accounting and legal fees; and

(vi)

ground rent or other payments required to be made in connection with the maintenance or operation of any easement or right of way or other instrument through which Landlord claims title in the Property or to which Landlord’s title in the Property is subject.

(c)

“Direct Costs” shall mean all actual costs and expenses incurred by Landlord in connection with the operation, management, maintenance, replacement, and repair of the Leased Premises, including but not limited to janitorial services, maintenance, repairs, supplies, utilities, heating, ventilation, air conditioning, and property management fees. Property management fees shall be equal to a percentage of the sum of Tenant’s Basic Monthly Rent for the applicable calendar year and Estimated Costs, including electricity charges if separately metered, which percentage shall not exceed four percent (4%). In the event any Direct Cost is a result of any service provided by Landlord to Tenant which is not generally provided to other tenant’s within the Building, such Direct Cost shall be proportionately allocated to Tenant and any other tenants within the Building receiving such service, based on a pro rata portion determined by rentable square feet. In the event Tenant is not obtaining any utility service directly from a utility provider, Landlord may install, at Tenant’s expense, sub-meters to measure Tenant’s actual use of such utilities. If such sub-meters are installed, Tenant shall pay Landlord as a Direct Cost the actual kilowatt hourly rate billed to Landlord by the public utility companies for each respective period, including taxes. Additionally, in the event that Tenant requires the use of ventilation/air conditioning before or after normal business hours (7:00 a.m. to 6:00 p.m. Monday through Saturday), the costs and expenses incurred in connection with such ventilation/air conditioning usage by Tenant during such after hours use shall be equitably apportioned among Tenant and all other tenants in the Building requiring such after hours ventilation/air conditioning use.

(d)

“Estimated Costs” shall mean Landlord’s estimate of Tenant’s Direct Costs and Tenant’s Proportionate Share of Common Area Expenses for a particular calendar year, excluding the costs of any utilities which are separately metered and paid directly by Tenant.  The Estimated Costs for the calendar year in which the Lease commences are $57,600.00.  If the Estimated Costs as of the date Tenant takes occupancy are greater than Tenant’s Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant’s occupancy.

(e)

“Tenant’s Proportionate Share” shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (27,250), the denominator of which is the gross rentable square footage of the Building (27,250); provided, however, if, but only if, at any time or from time to time, less than eighty-five percent (85%) of the Building is occupied by tenants who are paying rent during a calendar year or fiscal year, the denominator, for purposes of calculating Tenant’s Proportionate Share, shall be the square footage of the Building actually being leased by tenants who are in occupancy and paying rent. In this Lease, Tenant’s pro-rata share initially is 100%, subject to adjustment in accordance with the preceding sentence.

4.2

 Payment of Additional Rent. Additional Rent shall be paid as follows:

a)

 Prior to the beginning of a calendar year, Landlord shall deliver to Tenant statement showing the Estimated Costs for such calendar year. If Landlord fails to deliver such statement prior to January 1 of the applicable year, until the delivery of such statement, Tenant’s Estimated Costs shall be deemed to be the same amount of the Estimated Costs for the prior year; provided, however, if Landlord subsequently furnishes to Tenant a statement of such Estimated Costs, to the extent such Estimated Costs are greater than or less than the Estimated Costs paid on a year to date basis, Tenant shall either receive a credit or make a payment, in the amount of such difference on the next date on which Tenant makes a rental payment hereunder.

(b)

Concurrent with each monthly payment of Basic Monthly Rent due pursuant to Section 3.1 above, Tenant shall pay to Landlord, without offset or deduction, one-twelfth (l/12th) of the Estimated Costs, plus all other amount due and owing by Tenant under this Lease which are not included as part of Estimated Costs (e.g., late payment charges).

4.3

Report of Common Area Expenses and Statement of Estimated Costs.  Within one hundred twenty (120) days after each calendar year occurring during the term of this Lease, Landlord shall furnish Tenant with a written reconciliation statement comparing the actual amount of Tenant’s Proportionate Share of Common Area Expenses and Tenant’s Direct Costs payable during the previous calendar year against the amounts actually paid by Tenant during the previous calendar year pursuant to Section 4.2 above. If the annual reconciliation statement of costs indicates that the Estimated Costs paid by Tenant for any year exceeded the actual amounts of Tenant’s Direct Costs and Tenant’s Proportionate Share of Common Area Expenses for the same year, Landlord, at its election, shall either (i) promptly pay the amount of such excess to Tenant, or (ii) apply such excess against the next installment of Basic Monthly Rental or Additional Rent due hereunder. If the annual reconciliation statement of costs indicates that the Estimated Costs paid by Tenant for any year is less than the actual amounts of Tenant’s Direct

Costs and Tenant’s Proportionate paid by Tenant during such year, Tenant shall pay to Landlord any such deficiency within thirty (30) days of Tenant’s receipt of such reconciliation statement.

4.4

Resolution of Disagreement. Every statement given by Landlord pursuant to Section 4.3 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant’s receipt of such statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement, and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall, within thirty (30) days of the resolution of such dispute, pay Tenant the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s statement. Landlord agrees to grant Tenant reasonable access to Landlord’s books and records for the purpose of verifying operating expenses incurred by Landlord.

4.5

Limitations. Nothing contained in this Article IV shall be construed at any time so as to reduce the monthly installments of Basic Monthly Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.

V. SECURITY DEPOSIT

5.1

 Deposit. Simultaneous with the execution of this Lease, Tenant shall pay to Landlord the sum of $95,000.00 and on June 1, 2014, Tenant shall pay to Landlord the sum of $31,666.68 for a total deposit of $126,666.68 as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed hereunder. If Tenant has performed all such terms, covenants, and conditions of this Lease, such sum shall be returned to Tenant after the expiration of the term of this Lease and delivery of possession of the Leased Premises to Landlord. Prior to the time that Tenant is entitled to any return of the security deposit, Landlord may intermingle such deposit with its own funds and use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit. The Deposit payments and applicable due dates are shown on Exhibit B, Rent Schedule.

5.2

Application of Security Deposit. In the event of default by Tenant in respect to any of its obligations under this Lease, including, but not limited to, the payment of Basic Monthly Rent or Additional Rent, Landlord may use, apply, or retain all or any part of the security deposit for the satisfaction of any unpaid Basic Monthly Rent or Additional Rent.  Landlord may apply the security deposit to any expenses incurred by reason of the default of Tenant, including any damages or deficiency in the reletting of the Leased Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a portion of the security deposit is so used or applied. Tenant shall, upon five (5) days written demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount.

VI. USE

6.1

Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general business and administrative purposes only and for no other purpose whatsoever without the prior written consent of Landlord.

6.2

Prohibition of Certain Activities or Uses. Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises or the Property which is prohibited by this Lease or will, in any way or to any extent:

(a)

adversely affect any fire, liability, or other insurance policy carried with respect to the Building, the Improvements, the Common Areas, the Property, or any of the contents of the foregoing (except with Landlord’s express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant’s agreement to bear any additional costs, expenses or liability for risk that may be involved);

(b)       obstruct, interfere with any right of, or injure or annoy any other tenant or occupant of the Building, the Common Areas, the Improvements, or the Property;

(c)       conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency, or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen);

(d)       adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord’s express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant’s agreement to bear any additional costs, expenses, or liability for risk that may be involved); or

(e)        take any action which causes a violation of any restrictive covenants or any other instrument of record applying to the Property.

6.3

Affirmative Obligations with Respect to Use.

(a)

Tenant will (i) comply with all governmental laws, ordinances, regulations, And requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises; (ii) will keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances; (iii) will in all respects and at all times fully comply with all health and policy regulations; and (iv) will not suffer, permit, or commit any waste.

(b)

At all times during the term hereof, Tenant shall, at Tenant’s sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations, and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to persons with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord.

6.4

Suitability. Tenant acknowledges and agrees that the Leased Premises are acceptable to Tenant in all respects and suitable for the conduct of Tenant’s business. Neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building, the Common Areas, or the Improvements, and no representation has been made by Landlord or any of its agents or relied on by Tenant with respect to the suitability of the Leased Premises or any other portion of the Building, the Common Areas, or Improvements for the conduct of Tenant’s business.

6.5

Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant’s use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant and on the value of leasehold improvements to the extent that the same exceeds Building allowances.

VII. UTILITIES AND SERVICE

7.1

Obligation of Tenant. During the term of this Lease, Tenant agrees to cause to be furnished to the Leased Premises during customary business hours (7:00 a.m. to 6:00 p.m. Monday through Saturday) the following utilities and services included in Common Area Expenses and/or Direct Costs (the cost of such services will be paid by Tenant directly to the applicable provider):

(a)        Electricity, water, gas and sewer service.

(b)        Telephone and Internet connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

(c)        Heat and air-conditioning to such extent and to such levels as, in Landlord’s judgment, is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency. The parties agree and understand that the above heat and air-conditioning will be provided Monday through Saturday from 7:00 a.m. to 6:00 p.m.

(d)        Janitorial service, subject to Section 8.2.

(e)        Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Utah County, Utah.

(f)        Snow removal service.

(g)        Landscaping and grounds keeping service.

7.2

Additional Tenant Obligations. Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 7.1 above.

7.3

Additional Limitations.

(a)

Tenant will not, without the written consent of Landlord, which shall not be unreasonably withheld, use any apparatus or device on the Leased Premises (including but without limitation thereto, electronic data processing machines or machines using current in excess of 110 volts) which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the use designated in Section 6.1 above, nor connect with either electrical current (except through existing electrical outlets in the Leased Premises), water pipes, or any apparatus or device, for the purposes of using electric current or water.

(b)       If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 6.l above, Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may refuse. Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. Tenant shall pay for the cost of such meters and of installation maintenance and repair thereof. Tenant agrees to pay Landlord promptly upon demand for all such water and electric current consumed as shown by said meters at the rates charged for such service either by the city or county in which the Building is located or by the local public utility, as the case may be, together with any additional expense incurred in keeping account of the water and electric current so consumed.

(c)       If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

7.4

Limitation on Landlord’s Liability. Landlord shall not be liable for any failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord, and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of any such failure. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord.

VIII. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

8.1

Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition, and repair the Building, the Common Areas (other than those Common Areas to be maintained by Tenant pursuant to Section 8.2), and the Improvements except the Leased Premises and those other portions of the Building leased, rented, or otherwise occupied by persons not affiliated with Landlord. Except as set forth otherwise herein, Landlord shall supply normal janitorial and cleaning services reasonably required to keep the Leased Premises, the Building, and the Improvements in a clean, sanitary and orderly condition, the cost and expense of which shall be included in Direct and/or Common Area Expenses. Landlord shall have no duty to repair or replace any damage to the Building, the Common Areas, the Improvements, or the Leased Premises occasioned by the willful or negligent acts of Tenant or the Tenant Related Parties (as defined in Section 10.1 below).

8.2

Maintenance and Repairs by Tenant. Tenant, at Tenant’s sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair and shall maintain all equipment and fixtures installed by Tenant. If repainting or recarpeting is required and authorized by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment. Tenant shall in a good and workmanlike manner repair or replace any damage to the Building, the Common Areas, the Improvements, or the Leased Premises occasioned by the willful or negligent acts of Tenant or the Tenant Related Parties. Notwithstanding Section 8.1, Tenant shall, at Tenant’s sole cost, cause the restrooms to be properly cleaned, repaired, and maintained consistent with the quality of the Building as a first-class facility, including all related janitorial services, at all times during the Term.

8.3

Alterations. Tenant shall not without first obtaining Landlord’s written approval: (a) make or cause to be made any alterations, additions, or improvements; (b) install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings; or (c) make any other changes to the Leased Premises without first obtaining Landlord’s written approval. The foregoing notwithstanding, if the proposed alteration, addition or improvement is, in Landlord’s judgment, likely to affect the structure of the Building or the electrical, plumbing or HVAC systems or otherwise adversely impacts the value of the Building, such consent may be withheld at the sole and absolute discretion of the Landlord; except for the foregoing, Landlord’s approval shall not be unreasonably withheld. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense.  All such work shall be done only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wall covering, paneling, built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises unless Landlord otherwise elects at the end of the term hereof.

8.4

Landlord’s Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portions of the Building. Upon providing adequate notice to Tenant, Landlord shall also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part, the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant’s business or otherwise, and Tenant shall have no claim for damages. During the three (3) months prior to expiration of this

Lease or of any renewal term, Landlord may place upon the Leased Premises “For Lease” or “For Sale” signs which Tenant shall permit to remain thereon.

IX. ASSIGNMENT

9.1

Definitions. As used in this Lease:

(a)       “Pledge” means to pledge, encumber, mortgage, assign (whether as collateral or absolutely) or otherwise grant a lien or security interest in this Lease or any portion of the Leased Premises as security for, or to otherwise assure, performance of any obligation of Tenant or any other person.

(b)       “Sublease” means to lease or enter into any other form of agreement with any other person, whether written or oral, which allows that person or any other person to occupy or possess any part of the Leased Premises for any period of time or for any purpose.

(c)       “Transfer” means to sell, assign, transfer, exchange or otherwise dispose of or alienate any interest of Tenant in this Lease, whether voluntary or involuntary or by operation of law including, without limitation: (i) any such Transfer by death, incompetency, foreclosure sale, deed in lieu of foreclosure, levy or attachment; (ii) if Tenant is not a human being, any direct or indirect Transfer of fifty percent (50%) or more of any one of the voting, capital or profits interests in Tenant; and (iii) if Tenant is not a human being, any Transfer of this Lease from Tenant by merger, consolidation, transfer of assets, or liquidation or any similar transaction under any law pertaining to corporations, partnerships, limited liability companies or other forms of organizations.

9.2

Transfers, Subleases and Pledges Prohibited. Except with the prior written consent of Landlord in each instance, Tenant shall not Transfer or Pledge this Lease, or 13 Sublease or Pledge all or any part of the Leased Premises. Consent of the Landlord to any of the actions described in the previous sentence shall be deemed granted and delivered only if obtained strictly in accordance with and pursuant to the procedure set forth in Section 9.3 of this Lease and is memorialized in a writing signed by Landlord that refers on its face to Section 9.3 of this Lease. Any other purported Transfer, Sublease or Pledge shall be null and void, and shall constitute a default under this Lease which, at the option and election of Landlord exercisable in writing at its sole discretion, shall result in the immediate termination of this Lease; provided, it Landlord does not terminate this Lease, it may exercise any other remedies available to it under this Lease or at law or equity. Consent by Landlord to any Transfer, Sublease or Pledge shall not operate as a waiver of the necessity for consent to any subsequent Transfer, Sublease or Pledge, and the terms of Landlord’s written consent shall be binding upon any person holding by, under, or through Tenant. Landlord’s consent to a Transfer, Sublease or Pledge shall not relieve Tenant from any of its obligations under this Lease, all of which shall continue in full force and effect notwithstanding any assumption or agreement of the person to whom the Transfer, Sublease or Pledge pertains.

9.3

 Consent of Landlord Required:

(a)       If Tenant proposes to make any Transfer, Sublease or Pledge it shall immediately notify Landlord in writing of the details of the proposed Transfer, Sublease or Pledge, and shall also immediately furnish to Landlord sufficient written information and documentation required by Landlord to allow Landlord to assess the business to be conducted in the Leased Premises by the person to whom the Transfer, Sublease or Pledge is proposed to be made, the financial condition of such person and the nature of the transaction in which the Transfer, Sublease or Pledge is to occur. If Landlord determines that the information furnished do not provide sufficient information, Landlord may demand that Tenant provide such additional information as Landlord may require in order to evaluate the proposed Transfer, Assignment or Pledge.

(b)       Landlord shall have the absolute right to reject any proposed Transfer, Sublease or Pledge under any of the following circumstances:

(i)

If, as a result of the Transfer, Sublease or Pledge, Landlord or the Leased Premises would be subject to compliance with any law, ordinance, regulation or similar governmental requirement to which Landlord or the Leased Premises were not previously subject, or as to which Landlord or the Leased Premises has a variance, exemption or similar right not to comply including, without limitation, that certain act commonly known as the “Americans with Disabilities Act of l990”, and any related rules or regulations, or similar state or local laws relating to persons with disabilities.

(ii)

A Transfer, Sublease or Pledge to any other person which is the landlord or sublandlord under any leases or subleases for space within a ten (10) mile radius of the Leased Premises.

(iii)

A Transfer, Sublease or Pledge to any other person which is at that time has an enforceable lease for any other space in the Building or any other spaced leased by Landlord or its affiliates, or any prospective tenant with whom the Landlord or any of its affiliates has, in the prior twelve (12) months negotiated with to lease space within a ten (10) mile radius of the Leased Premises.

(iv)      A sublease of less than all of the Leased Premises where the configuration or location of the subleased premises might reasonably be determined by Landlord to have any adverse effect on the ability of Landlord to lease remainder of the Leased Premises if the Landlord were to terminate this Lease but agree to agree to be bound by the Sublease.

(v)       The person to whom the Transfer, Sublease or Pledge is to be made will not agree in writing to be bound by the terms and conditions of this Lease; provided that the Lease shall not be enforceable against person to whom the Lease or Leased Premises is to be Pledged until after the foreclosure or other realization upon its lien or security interest.

(c)       Except as set forth in Section 9.3(b), Landlord’s consent shall not be unreasonably withheld, provided that: (i) Tenant promptly provides to Landlord all information requested by Landlord pursuant to Section 9.3(a) and Landlord determines that such information is sufficient to allow Landlord to accurately evaluate the financial condition of the person to whom the Transfer, Sublease or Pledge is to be made; and (ii) Tenant and the person to whom the Transfer, Sublease or Pledge is to be made agree in writing to all of the rights of Landlord set forth in Section 9.4.

9.4

Landlord’s Right in Event of Assignment or Sublease.

(a)

If Landlord consents in writing to any Transfer or any Sublease, Landlord may collect rent and other charges and amounts due under this Lease from the person to whom the Transfer was made or under the sublease from any person who entered into the Sublease, and Landlord shall apply all such amounts collected to the rent and other charges to be paid by Tenant under this Lease. If Landlord consents in writing to any Pledge of this Lease or any portion of the Leased Premises, and the person to whom the Pledge was made forecloses or otherwise realizes upon any interest in this Lease or in any portion of the Leased Premises, Landlord may collect rent and other charges and amounts due under this Lease from such person, and Landlord shall apply the amount collected to the rent and other charges and amounts to be paid by Tenant under this Lease. Such collection, however, shall not constitute consent or waiver of the necessity of written consent to such Transfer, Sublease or Pledge, nor shall such collection constitute the recognition of such person or any other person as the “Tenant” under this Lease or constitute or result in a release of Tenant from the further performance of all of the covenants and obligations pursuant to this Lease, including the obligation to pay rent and other charges and other amounts due under this Lease.

(b)       In the event that any rent or additional consideration payable after a Transfer exceed the rents and additional consideration payable under this Lease, Landlord and Tenant shall share equally in the amount of any excess payments or consideration. In the event that the rent and additional consideration payable under a Sublease exceed the rents and other consideration payable under this Lease (prorated to the space being subleased pursuant to the Sublease), Landlord and Tenant shall share equally in the amount of any excess payments or consideration.

(c)       In the event that Tenant shall request that Landlord consent to a Transfer, Sublease or Pledge, Tenant and/or the person to whom the Transfer, Sublease or Pledge was made shall pay to Landlord reasonable legal fees and costs, not to exceed $5,000.00, incurred in connection with processing of documents necessary to effect the Transfer, Sublease or Pledge. In addition to the foregoing, Landlord’s broker or agent shall be entitled to one-third (1/3) of any real estate commission or fee paid to any broker or agent in connection with the Transfer, Sublease or Pledge by Tenant and/or the person to whom any Transfer, Sublease or Pledge is being made.

X. INDEMNITY AND HAZARDOUS MATERIALS

10.1

Tenant’s Indemnity. Subject to the provisions of Section 11.4 below and to the fullest extent permitted by law, Tenant shall protect, defend, indemnify and hold harmless Landlord and its affiliates against and from any and all claims, demands, actions, losses, damages, orders, judgments, and any and all costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), resulting from or incurred by Landlord or any affiliate of Landlord on account of any of the following: (ai) the use of the Leased Premises by Tenant or by its agents, contractors, employees, servants, invitees, licensees or concessionaires (the “Tenant Related Parties”), the conduct of its business or profession, or any other activity permitted or suffered by Tenant or the Tenant Related Parties within the Leased Premises; or (b) any breach by Tenant of this Lease. Tenant shall defend all suits brought upon such claims and pay all costs and expenses incidental thereto. Notwithstanding the foregoing, Landlord shall have the right, at its option, to participate in the defense of any such suit without relieving Tenant of any obligation hereunder.

10.2

Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

10.3

Environmental Indemnification. In addition to and without limiting the scope of any other indemnities provided under this Lease, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all demands, losses, costs, expenses, damages, bodily injury, wrongful death, property damage, claims, cross-claims, charges, action, lawsuits, liabilities, obligations, penalties, investigation costs, removal costs, response costs, remediation costs, natural resources damages, governmental administrative actions, and reasonable attorneys’ and consultants’ fees and expenses arising out of, directly or indirectly, in whole or in part, or relating to (i) the release of Hazardous Materials (as defined in Section 10.5 below) by Tenant or the Tenant Related Parties, (ii) the violation of any Hazardous Materials laws by Tenant or the Tenant Related Parties, or (iii) the use, storage, generation or disposal of Hazardous Materials in, on, about, or from the Property by Tenant or the Tenant Related Parties (the items listed in clauses (i) through and including (iii) being referred to herein individually as a “Tenant Release” and collectively as the “Tenant Releases”).

10.4

Definition of Hazardous Materials. The term “Hazardous Materials” shall mean any substance:

(a)        which is flammable, explosive, radioactive, toxic, corrosive, infectious, carcinogenic, mutagenic, or otherwise hazardous and which is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States, the state in which the Property is located or any political subdivision thereof;

(b)        which contains asbestos, organic compounds known as polychlorinated biphenyls; chemicals known to cause cancer or reproductive toxicity or petroleum, including crude oil or any fraction thereof; or which is or becomes defined as a pollutant, contaminant, hazardous waste, hazardous substance, hazardous material or toxic substance under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901-6992k; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. §§ 5101-5127; the Clean Water Act, 33 U.S.C. §§ 1251-1387; the Clear Air Act, 42 U.S.C. §§ 7401-7671q; the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692; the Safe Drinking Water Act, 42 U.S.C. §§ 300f to 300j-26; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. §§11001-11050; and title 19, chapter 6 of the Utah Code, as any of the same have been or from time to time may be amended; and any similar federal, state and local laws, statutes, ordinances, codes, rules, regulations, orders or decrees relating to environmental conditions, industrial hygiene or Hazardous Materials on the Property, including all interpretations, policies, guidelines and/or directives of the various governmental authorities responsible for administering any of the foregoing, now in effect or hereafter adopted, published and/or promulgated;

(c)       the presence of which on the Property requires investigation or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; or

(d)       the presence of which on the Property causes or threatens to cause a nuisance on the Property or to adjacent properties or poses or threatens to pose a hazard to the health and safety of persons on or about the Property.

10.5

Use of Hazardous Materials. Tenant shall not, and shall not permit any Tenant Related Parties to use, store, generate, release, or dispose of Hazardous Materials in, on, about, or from the Property. Landlord shall not, and shall not permit any Landlord Related Parties to use, store, generate, release, or dispose of Hazardous Materials in, on, about, or from the Property.

10.6

Release of Hazardous Materials. If Tenant discovers that any spill, leak, or release of any quantity of any Hazardous Materials has occurred on, in or under the Property, Tenant shall promptly notify all appropriate governmental agencies and Landlord. In the event such release is a Tenant Release, Tenant shall (or shall cause others to) promptly and fully investigate, cleanup, remediate and remove all such Hazardous Materials as may remain and so much of any portion of the environment as shall have become contaminated, all in accordance with applicable government requirements, and shall replace any removed portion of the environment (such as soil) with uncontaminated material of the same character as existed prior to contamination. In the event such release is a Landlord Release, Landlord shall (or shall cause others to) promptly and fully investigate, cleanup, remediate and remove all such Hazardous Materials as may remain and so much of any portion of the environment as shall have become contaminated, all in accordance with applicable government requirements, and shall replace any removed portion of the environment (such as soil) with uncontaminated material of the same character as existed prior to contamination. Within twenty (20) days after any such spill, leak, or release, the party responsible for the remediation of such release shall give the other party a detailed written description of the event and of such responsible parties investigation and remediation efforts to date. Within twenty (20) days after receipt, such responsible party shall provide the other party with a copy of any report or analytical results relating to any such spill, leak, or release. In the event of a release of Hazardous Material in, on, or under the Property by the Tenant Related Parties, Tenant shall not be entitled to an abatement of Rent during any period of abatement.

10.7

Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant’s personal property or to Tenant’s business, including any loss or damage to either the person or property of Tenant or Tenant Related Parties that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases

Landlord, to the fullest extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage.

XI. INSURANCE

11.1

Insurance on Tenant’s Personal Property and Fixtures. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense with insurance companies acceptable to Landlord, hazard insurance on an “all-risk type” or equivalent 18 policy form, and shall include fire, theft, extended coverages, vandalism, and malicious mischief. Coverage shall be equal to 100% of the Replacement Cost value of Tenant’s contents, fixtures, furnishings, equipment, and all improvements or additions made by Tenant to the Leased Premises. The deductible under such insurance coverage shall not exceed $5,000.00. Such policy shall name Landlord as Additional Insured and shall provide that coverage for the Additional Insured is primary and not contributory with other insurance. The policy shall provide that such policy not be cancelled or materially changed without first giving Landlord thirty (30) days written notice.

11.2

Property Coverage. Landlord s hall obtain and maintain in force an “all-risk type” or equivalent policy form, and shall include fire, theft, extended coverages, vandalism, and malicious mischief on the Building during the term of the Lease and any extension thereof. Landlord may obtain, at Landlord’s discretion, coverage for flood and earthquake If commercially available at reasonable rates. Such insurance shall also include coverage against loss of rental income.

11.3

Liability Insurance. During the entire term hereof and at its sole cost and expense, Tenant shall keep in full force and effect with insurance companies acceptable to Landlord a policy of Commercial General Liability Insurance with limits of not less than $1,000,000 each Occurrence and $3,000,000 General Aggregate. The policy shall apply to the Leased Premises and all operations of Tenant’s business. Such policy shall name Landlord as Additional Insured and shall provide that coverage for the Additional Insured is primary and not contributory with other insurance. The policy shall provide that such policy not be cancelled or materially changed without first giving Landlord thirty (30) days written notice. Tenant shall at all times during the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property contained in Article X.

11.4

Waiver of Subrogation. Landlord and Tenant hereby waive all rights to recover against each other, against any other tenant or occupant of the Building, and against each other’s officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.

11.5

 Lender. Any mortgage lender interest in any part of the Building or Improvements may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee’s endorsement to the policy concerned.

XII. DESTRUCTION

If the Leased Premises shall be partially damaged by any casualty which is insured against under any insurance policy maintained by Landlord, Landlord shall, to the extent of and upon receipt of, the insurance proceeds, repair the portion of the Landlord’s Construction Obligations damaged by such casualty. Until such repair is complete, the Basic Monthly Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord if any of the following occur: (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, (c) the Leased Premises should be damaged in whole or in part during the last six (6) months of the term or of any renewal hereof, (d) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, or (e) the proceeds of such insurance are not sufficient to repair the Leased Premises to the extent required above (including any deficiency as a result of a mortgage lender’s election to apply such proceeds to the payment of the mortgage loan). Tenant’s liability for rent upon the termination of this Lease shall cease as of the day following Landlord’s giving notice of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired as required herein. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.

XIII. CONDEMNATION

13.1

Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by Condemnation Proceeding, then this Lease shall cease and terminate as of the date of title vesting in such Condemnation Proceeding.

13.2

Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render the remaining portion unsuitable for the Tenant’s business, then this Lease shall cease and terminate as aforesaid. If the Leased Premises remain suitable for the Tenant’s business following such partial taking, then this Lease shall continue in effect except that the Basic Monthly Rent and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised. Landlord shall, upon receipt of the award, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. “Amount received by Landlord” shall mean that part of the award from the Condemnation Proceeding, less any costs or expenses incurred by Landlord in the collection of the award, which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

13.3

 Landlord’s Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

13.4

 Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee. Tenant shall have the right to claim from the condemning party, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant’s business and fixtures to the extent that the same shall not reduce Landlord’s award.

13.5

Definition of Condemnation Proceeding. As used in this Lease the term “Condemnation Proceeding” means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

XIV. LANDLORD’S RIGHTS TO CURE

14.1

General Right. In the event of Landlord’s breach, default, or noncompliance hereunder, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Article XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by certified mail, return receipt requested, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

14.2

Mechanic’s Liens. Should any mechanic’s or other lien be filed against the Leased Premises or any part thereof by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to comply with its obligations in the immediately preceding sentence within such ten (10) day period, Landlord may perform such obligations at Tenant’s expenses, in which case all of Landlord’s costs and expenses in discharging shall be immediately due and payable by Tenant and shall bear interest at the rate set forth in Section 16.3 hereof. Tenant shall cause any person or entity directly or indirectly supplying work or materials to Tenant to acknowledge and agree, and Landlord hereby notifies any such contractor, that: (a) no agency relationship, whether express or implied, exists between Landlord and any contractor retained by the Tenant; (b) all construction contracted for by Tenant is being done for the exclusive benefit of the Tenant; and (c) Landlord neither has required nor obligated Tenant to make the improvements done by the contractor.

XV. FINANCING; SUBORDINATION

15.1

Subordination. This Lease is and shall continue to be subordinate to any mortgage, deed of trust, or other security interest now existing or hereafter placed on the Landlord’s interest in the Property by a mortgage lender (as amended, restated, supplemented, or otherwise modified from time to time, including any refinancing thereof, a “Mortgage”); provided, however, such subordination is subject to the condition that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord’s default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. If requested by a holder of the Mortgage, Tenant agrees at any time and from time to time to execute and deliver an instrument confirming the foregoing subordination. If elected by the holder of a Mortgage, this Lease shall be superior to such Mortgage, in which case Tenant shall execute and deliver an instrument confirming the same. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section 15.1 without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

15.2

Amendment. Tenant recognizes that Landlord’s ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptability of the terms of this Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely 22 affect Tenant’s economic interests hereunder, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a Mortgage affecting the Leased Premises.

15.3

Attornment. Any sale, assignment, or transfer of Landlord’s interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord’s default under a Mortgage, shall be subject to this Lease. Tenant shall attorn to Landlord’s successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

15.4

 Financial Information. As a condition to Landlord’s acceptance of this Lease, Tenant shall provide financial information sufficient for Landlord to verify the financial condition of Tenant. Tenant hereby represents and warrants that none of such information contains or will contain any untrue statement of material fact, nor will such information omit any material fact necessary to make the statements contained therein misleading or unreliable.

XVI. EVENTS OF DEFAULT; REMEDIES OF LANDLORD

16.1

Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 16.2:

(a)

Tenant fails to pay any installment of Basic Monthly Rent or Additional Rent or any other sum due hereunder on or before the date such Rent is due.

(b)

Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within five (5) days after written notice that such performance is due shall have been given to Tenant by Landlord or; provided, if cure of any nonmonetary default would reasonably require more than five (5) days to complete, if Tenant fails to commence performance within the five (5) day period or, after timely commencing, fails diligently to pursue such cure to completion but in no event to exceed sixty (60) days.

(c)

Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into a voluntary arrangement under applicable bankruptcy law; or suffers this Lease to be taken under a writ of execution.

16.2

Remedies. In the event of any default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant’s rights under this Lease by written notice, reenter and take possession of the Leased Premises by any lawful means (with or without terminating this Lease), or pursue any other 23 remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Leased Premises, all costs of reletting, and all other costs and damages arising out of Tenant’s default, including attorneys’ fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Leased Premises at a lesser rent than applies under this Lease.

16.3

Past Due Sums. If Tenant fails to pay, when the same is due and payable, any Basic Monthly Rent, Additional Rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to two percent (2%) per annum above the Prime Rate. For purposes of this Lease, “Prime Rate” means the prime rate or base rate reported in the Money Rates column or section of The Wall Street Journal as being the prime rate or base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank). If The Wall Street Journal ceases publication of the prime rate or the base rate, “Prime Rate” shall mean the rate of interest from time to time announced by the national bank in the United States doing business in Utah having the largest asset value as its prime rate or base rate. In addition thereto, Tenant shall pay a sum of five percent (5%) of such unpaid amounts of Basic Monthly Rent, Additional Rent, or other sum to be paid by it hereunder as a service fee. Notwithstanding the foregoing, however, Landlord’s right concerning such interest and service fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law.

XVII. PROVISIONS APPLICABLE AT TERMINATION OF LEASE

17.1

Surrender of Leased Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

17.2

Holding Over. Any holding over after the expiration of the term hereof or of any renewal term with the prior written consent of Landlord shall be construed to be a tenancy from month to month except that Basic Monthly Rent shall be increased to an amount equal to 150% of the then Basic Monthly Rent plus, and in addition to the Basic Monthly Rent, all other sums of money as shall become due and payable by Tenant to Landlord under this Lease and on the terms herein specified so far as possible. Such monthto-month tenancy shall be subject to every other term, covenant, and agreement contained in this Lease. Nothing contained in this Section 17.2 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Leased Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 17.2 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Leased Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

XVIII. ATTORNEYS’ FEES

In the event that at any time during the term of this Lease either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys’ fees, incurred therein by the successful party.

XIX. ESTOPPEL CERTIFICATE

19.1

Estoppel Certificate. From time to time at the request of Landlord or Landlord’s lender, Tenant will within seven (7) calendar days, and without compensation or consideration execute, have acknowledged and deliver a certificate substantially on a commercially reasonable form, setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date, expiration date and other Lease information; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) whether within the knowledge of Tenant there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (g) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (h) the date to which Rent has been paid; (i) the amount of the security deposit; and (j) such other information as Landlord or Landlord’s lender may reasonably request. Landlord’s lenders and/or purchasers shall be entitled to rely upon such declaration.

19.2

Effect of Failure to Provide Estoppel Certificate. Tenant’s failure to furnish any estoppel certificate as required pursuant to Section 19.1 within the time required after written request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no breaches or defaults 25 on the part of Landlord; and (c) no more than one (1) month’s rent has been paid in advance.

XX. COMMON AREAS

20.1

Definition of Common Areas. “Common Areas” means all areas, space, equipment, and special services provided for the joint or common use and benefit of the tenants or occupants of the Building, the Improvements, and Property or portions thereof, and their employees, agents, servants, patients, customers, and other invitees (collectively referred to herein as “Occupants”) including, without limitation, parking, access roads, driveways, retaining walls, landscaped areas, serviceways, loading docks, pedestrian walks; courts, stairs, ramps, and sidewalks; common corridors, rooms and restrooms; air-conditioning, fan, janitorial, electrical, and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any tenant (whether or not they are leased or occupied). For purposes of this Lease, the Tenant is occupying the entire building. As such, all Common Area is available to Tenant for their exclusive control.

20.2

License to Use Common Areas. This section is intentionally left blank.

20.3

Parking. Automobiles of Tenant and all Occupants (as defined above) associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord. Landlord or its agents shall, without any liability to Tenant or its Occupants, have the right to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims, losses, demands, damages and liabilities asserted or arising with respect to or in connection with any such removal of an automobile. Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day Occupants.

XXI. SIGNS, AWNINGS, AND CANOPIES

Tenant shall have the right to place a sign upon the exterior wall of the Building, provide that all aspects of such sign are first approved by Landlord in writing. Except as set forth in the immediately preceding sentence (but without limiting the condition of Landlord’s approval thereunder), Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, or canopy, or advertising matter or other thing of any kind and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord’s written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things, as may be approved, in good condition and repair at all times. Landlord may, at Tenant’s cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type, and design of all signs, decorations, etc., and Tenant agrees to abide thereby.

XXII. MISCELLANEOUS PROVISIONS

22.1

No Partnership. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

22.2

Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord’s control, including, without limitation, labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God, or the acts or omissions of Tenant or the Tenant Related Parties.

22.3

No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

22.4

 Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, which is set forth below, and (b) if to Tenant, either at the Leased Premises or at any other current address for Tenant which is known to Landlord, including the address set forth below. Either party may designate such other address as shall be given by written notice.

Landlord:

Big Stick Enterprises LLC

Attention: Jacob Bryant

45 East 200 North,

Alpine, Utah 84004

Tenant:

Forever Green International, LLC

Attn:

Ron Williams

___________________________

___________________________

22.5

Captions; Attachments; Defined Terms:

(a) The captions to the Section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

(b) Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.

22.6

Recording. This Lease shall not be recorded. Upon the request of either party, a memorandum of this Lease, in a form reasonably acceptable to both parties, may be recorded in the recorder’s office in the county in which the Property is located.

22.7

Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

22.8

Broker’s Commissions. Tenant represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with this Lease other than Sovereign Properties and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claims, including any attorneys’ fees connected therewith.

22.9

Tenant Defined; Use of Pronouns. The word “Tenant” shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

22.10

Provisions Binding, Etc. Except as otherwise expressly set forth herein including, specifically and without limitation, Section 9, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder. Nothing set forth herein shall require Landlord to obtain Tenant’s consent to any assignment, transfer or other encumbrance of any of Landlord’s interest in the Property, the Leased Premises, the Improvements or the Common Areas.

2.11

 Entire Agreement, Etc. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said rider or addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any Section or paragraph.

22.12

Governing Law. The interpretation of this Lease shall be governed by the laws of the State of Utah. Tenant hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Utah, and Tenant irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Tenant further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

22.13

Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land, Buildings and Improvements thereto, and subject to prior rights of any mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any of its partners, shareholders, successors, or assigns shall be subject to levy, execution, or other procedures for the satisfaction of Tenant’s remedies.

22.14

Rules and Regulations. Tenant and the Tenants Related Parties shall faithfully observe and comply with all of the rules and regulations set forth on the attached Exhibit C, and Landlord may from time to time reasonably amend, modify or make additions to or deletions from such rules and regulations. Such amendments, modifications, additions and deletions shall be effective on notice to Tenant. On any breach of any of such rules and regulations, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules and regulations. Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe any such rules and regulations.

22.15

Tenant’s Representations and Warranties. Tenant represent and warrants to Landlord as follows:

(a) Tenant is duly organized and validly existing under the laws of the state of its formation and has full power and authority to enter into this Lease, without the consent, joinder or approval of any other person or entity, including, without limitation, any mortgagee(s). This Lease has been validly executed and delivered by Tenant and constitutes the legal, valid and binding obligations of Tenant, enforceable against Tenant in accordance with its terms.

(b) Tenant is not a party to any agreement or litigation which could adversely affect the ability of Tenant to perform its obligations under this Lease or which would constitute a default on the part of Tenant under this Lease, or otherwise materially adversely affect Landlord’s rights or entitlements under this Lease.

22.16 No Construction Against Preparer. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

22.17

Number and Gender. The terms “Landlord” and “Tenant,” wherever used herein, shall be applicable to one or more persons or entities, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine and, if there be more than one person or entity with respect to either party, the obligations hereof of such party shall be joint and several.

22.18

Counterparts. This Lease may be executed and delivered in counterparts for the convenience of the parties, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

22.19

Waiver of Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Leased Premises, and/or any claim of injury or damage.

22.20

 Merger. If both Landlord’s and Tenant’s estates in the Leased Premises have both become vested in the same owner, this Lease shall nevertheless not be terminated by application of a doctrine of merger unless agreed in writing by Landlord, Tenant and any holder of a Mortgage.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date first set forth above.

LANDLORD:

BIG STICK ENTERPRISES LLC

By:

/s/ Nick Greer

Name:  Nick Greer

Title:  Manager

TENANT:

FOREVER GREEN INTERNATIONAL,

LLC

By:  /s/ Ron Williams

Name:   Ron Williams

Title:  CEO

EXHIBIT A

Arial Picture of Leased Premises

EXHIBIT B

RENT SCHEDULE

EXHIBIT C

RULES AND REGULATIONS

30